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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549


                                   FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 28, 2000

                            Alteon WebSystems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

           000-27247                                   77-0429769
     (Commission File No.)                 (IRS Employer Identification No.)

                            50 Great Oaks Boulevard
                              San Jose, CA 95119
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (408) 360-5500


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Item 5.  Other Events

     On July 28, 2000, Alteon WebSystems, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel Networks"), and Darius Corp., a Delaware corporation and a wholly-owned subsidiary of Nortel Networks ("Merger Sub"). The Merger Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the adoption of the Merger Agreement by the requisite vote of the Company's stockholders and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Merger Sub would be merged into the Company. As a result of the merger of Merger Sub into the Company (the "Merger"), the Company would become a wholly-owned subsidiary of Nortel Networks. Under the terms of the Merger Agreement, each outstanding share of the Company's common stock would be converted into 1.83148 shares of Nortel Networks common stock. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a purchase. The description contained in this Item 5 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this report.

     In connection with the execution of the Merger Agreement, certain directors, officers and other affiliates of the Company, who collectively own approximately 15.47% of the outstanding shares of common stock of the Company, entered into a Stockholder Agreement pursuant to which such persons agreed, among other things, to vote their shares in favor of the Merger and against alternative acquisition proposals. The description contained in this Item 5 of the transactions contemplated by the Stockholder Agreement is qualified in its entirety by reference to the full text of the Stockholder Agreement, the form of which is attached to this report.

     A registration statement relating to the Nortel Networks common stock to be issued in connection with the Merger has not yet been filed with the Securities and Exchange Commission, nor has a proxy statement relating to a vote of the Company's stockholders on the Merger been filed with the SEC. The Nortel Networks common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any Nortel Networks common stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits

     Exhibit
     Number         Description
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        2.1         Agreement and Plan of Merger dated as of July 28, 2000,
                    among the Company, Nortel Networks and Merger Sub.

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       99.1         Form of Stockholder Agreement dated as of July 28, 2000,
                    between Nortel Networks and certain directors, officers and other affiliates of the Company.

                                       3.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALTEON WEBSYSTEMS, INC.


Dated:  August 8, 2000             By:  /s/ James G. Burke
                                        _______________________________
                                        James G. Burke
                                        Chief Financial Officer and Secretary

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